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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant:
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Jackson Hewitt Tax Service Inc.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 22, 2005

Dear Fellow Stockholder:

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Jackson Hewitt Tax Service Inc. which will be held at the Hanover Marriott located at 1401 Route 10 East, Whippany, NJ 07981, on Tuesday, September 20, 2005 at 10:00 a.m., local time. We look forward to greeting as many of our stockholders as possible.

        With this letter, we have enclosed our 2005 Annual Report, the Notice of Annual Meeting of Stockholders, the Proxy Statement and Proxy Card. These materials describe the business to be conducted at the Annual Meeting and provide other information concerning the Company of which you should be aware when you vote your shares.

        Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary, such as a bank or broker, please follow the instructions under the About the Annual Meeting section of the Proxy Statement to obtain a ticket.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by signing and dating the enclosed proxy card and returning it by mail in the enclosed envelope. If you decide to attend the Annual Meeting and vote in person, you may then revoke your proxy.

        On behalf of the Board of Directors and the employees of Jackson Hewitt Tax Service Inc., I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely,

Michael D. Lister Chairman of the Board, President and Chief Executive Officer

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
to be held on September 20, 2005

        NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Jackson Hewitt Tax Service Inc. (the "Company") will be held at the Hanover Marriott located at 1401 Route 10 East, Whippany, NJ 07981 on Tuesday, September 20, 2005 at 10:00 a.m., local time. The meeting will be held to consider and vote upon the following matters:

  1.
  To elect two Class I directors (nominees are Ulysses L. Bridgman, Jr. and Rodman L. Drake) for a three-year term until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

  2.
  To approve the 2004 Equity and Incentive Plan;

  3.
  To ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending April 30, 2006; and

  4.
  To transact any other business as may properly come before the Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on August 3, 2005 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors
STEVEN L. BARNETT Corporate Secretary

Dated: August 22, 2005

Table of Contents

ABOUT THE ANNUAL MEETING	1
BOARD OF DIRECTORS	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
EXECUTIVE OFFICERS	12
EXECUTIVE COMPENSATION AND OTHER INFORMATION	13
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	18
REPORT OF AUDIT COMMITTEE	22
AUDIT COMMITTEE	22
ELECTION OF DIRECTORS PROPOSAL NO. 1	23
APPROVAL OF THE 2004 EQUITY AND INCENTIVE PLAN PROPOSAL NO. 2	24
RATIFICATION OF APPOINTMENT OF AUDITORS PROPOSAL NO. 3	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31

ANNEX A	AUDIT COMMITTEE CHARTER
ANNEX B	JACKSON HEWITT TAX SERVICE INC. 2004 EQUITY AND INCENTIVE PLAN

JACKSON HEWITT TAX SERVICE INC.

PROXY STATEMENT

Annual Meeting of Stockholders to
be held on Tuesday, September 20, 2005

        ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

        The Board of Directors of Jackson Hewitt Tax Service Inc., a Delaware corporation (the "Company"), is soliciting your vote at the 2005 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Meeting"), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to stockholders on or about August 22, 2005.

What will I be voting on?

You are voting on the following business at the Meeting:

  •
  The election of two Class I directors (nominees are Ulysses L. Bridgeman, Jr. and Rodman L. Drake) for a three-year term until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
  •
  The approval of the 2004 Equity and Incentive Plan; and
  •
  The ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending April 30, 2006.

How many votes do I have?

        You will have one vote for every share of the Company's common stock, par value $0.01 per share (the "Common Stock"), you owned on August 3, 2005 (the "Record Date").

How many votes can be cast by all stockholders?

        36,869,312, consisting of one vote for each of the Company's shares of Common Stock that were outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.

How many votes must be present to hold the Meeting?

        One-third of the outstanding shares of Common Stock entitled to vote at the Meeting as of the Record Date, or 12,289,771 votes, must be present, in person or by proxy, to constitute a quorum at the Meeting. Stockholders of record who are present at the Meeting, in person or by proxy, and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, will be included in the number of stockholders present at the Meeting for purposes of determining whether a quorum is present. Shares represented by broker non-votes will be counted in determining whether there is a quorum.

How many votes are required to elect directors and adopt the other proposals?

  •
  Directors are elected by the affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

  •
  Approval of the proposal relating to the 2004 Equity and Incentive Plan and the proposal relating to the ratification of the appointment of auditors of the Company's consolidated financial statements require the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Under applicable Delaware law, in determining whether such proposals have received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against each proposal. Broker non-votes will have no effect on the vote for these proposals.

How do I vote?

        You can vote by valid proxy received by mail. If voting by proxy, you should:

  •
  indicate your instructions on the proxy;
  •
  date and sign the proxy;
  •
  mail the proxy promptly in the enclosed envelope; and
  •
  allow sufficient time for the proxy to be received before the date of the Meeting.

Can I change my vote?

        Yes. A proxy may be revoked at any time prior to the voting at the Meeting by submitting a later dated proxy, by giving timely written notice of such revocation to the Corporate Secretary of the Company at the Company's principal place of business or by attending the Meeting and voting in person. However, if you hold shares in "street name," you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record.

What if I do not vote for some of the matters listed on my proxy card?

        Shares of Common Stock represented by proxies received by the Company (whether through the return of the enclosed proxy card, where the stockholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of Directors), will be voted in accordance with the specification(s) so made.

        If your proxy is properly executed but does not contain voting instructions, your shares will be voted:

  •
  "FOR" the election of both nominees for the Board of Directors;
  •
  "FOR" the proposal to approve the 2004 Equity and Incentive Plan; and
  •
  "FOR" the ratification of the appointment of Deloitte & Touche LLP as auditors of the Company's consolidated financial statements for the fiscal year ending April 30, 2006.

Could other matters be decided at the Meeting?

        The Board of Directors does not intend to bring any matter before the Meeting other than those set forth above, and the Board is not aware of any matters that anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Do I need a ticket to attend the Meeting?

        Yes. Attendance at the Meeting will be limited to stockholders as of the Record Date, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the top portion of the proxy card enclosed with the Proxy Statement is the admission ticket to the Meeting. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Investor Relations at Jackson Hewitt Tax Service Inc., 7 Sylvan Way, Parsippany, NJ 07054, and include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them at the Meeting at the registration desk upon verifying their stock ownership as of the Record Date. In accordance with the Company's security procedures, all persons attending the Meeting must present a picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission. Admission to the Meeting will be expedited if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

Has the Company's Board of Directors made a recommendation regarding the matters to be acted upon at the Meeting?

        The Company's Board of Directors recommends that you vote "FOR" for election of its two nominees for director, "FOR" approval of the 2004 Equity and Incentive Plan and "FOR" the ratification of the selection of Deloitte & Touche LLP as the auditors for the Company's consolidated financial statements for the fiscal year ending April 30, 2006.

How can I access the Company's proxy materials and annual report electronically?

        A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission ("SEC") for its latest fiscal year has been delivered with the proxy materials that have been mailed to you and is also available without charge at the Company's website at www.jacksonhewitt.com or upon written request to Jackson Hewitt Tax Service Inc., 7 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

Who do I contact for help?

        If you have any questions or need assistance in voting your shares, please contact the Company as follows:

Jackson Hewitt Tax Service Inc.
Attention: Investor Relations
7 Sylvan Way
Parsippany, NJ 07054
(973) 496-3401

BOARD OF DIRECTORS

General

        The Board of Directors presently consists of seven members. Directors serve in three classes with staggered three-year terms and until their successors are duly elected and qualified. The name and age of each Director, his or her position with the Company and the class and year in which such Director's term expires is set forth below:

Name	Age	Position	Class and Term Expires at the Annual Meeting Held in the Year
Michael D. Lister	51	Chairman of the Board, President and Chief Executive Officer	Class III, 2007
Ulysses L. Bridgeman, Jr.	51	Director	Class I, 2005
Rodman L. Drake	62	Director	Class I, 2005
Mark L. Heimbouch	40	Executive Vice President, Chief Financial Officer, Treasurer and Director	Class II, 2006
Margaret Milner Richardson	62	Director	Class III, 2007
Louis P. Salvatore	58	Director	Class III, 2007
James C. Spira	62	Director	Class II, 2006

Biographical Information for Nominees and Continuing Directors

        At the Meeting, the stockholders will vote on the election of Messrs. Bridgeman and Drake to serve as Class I Directors for a three-year term ending at the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Certain additional information regarding each of the foregoing nominees, and each other current member of the Board of Directors, as of August 22, 2005, is set forth below.

        Michael D. Lister has served as our Chairman of the Board since March 2004 and as our President and Chief Executive Officer since September 2003. From September 2001 to August 2003, he served as our President and Chief Operating Officer. From June 2001 to August 2001, he served as our Chief Operating Officer. From October 1999 to May 2001, he served as our Executive Vice President of Operations. Mr. Lister previously spent 24 years in the tax preparation industry in various positions with H&R Block, Inc. Mr. Lister also serves on the board of the Council for Electronic Revenue Communication Advancement (CERCA), an industry non-profit organization.

        Ulysses L. Bridgeman, Jr. has served as our director since June 2004. Since May 1988, Mr. Bridgeman has been the owner and president of Bridgeman Foods, Inc. in Louisville, Kentucky, which owns and operates 162 Wendy's Old Fashioned Hamburger Restaurants in five states. Mr. Bridgeman serves on the board of directors of Fifth Third Bank, which files reports pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

        Rodman L. Drake has served as our director since June 2004. Since January 2002, Mr. Drake has been a managing director of Baringo Capital LLC, a private equity group he co-founded. From November 1997 to January 2002, Mr. Drake was president of Continuation Investments Group Inc., a private equity firm. Mr. Drake was a co-founder of KMR Power Corporation, a developer of independent power projects in Latin America and served as its co-chairman from 1993 to 1997. From 1969 to 1990, Mr. Drake was employed by Cresap, McCormick & Paget, an international management and strategy consulting firm, where he was managing director and chief executive officer from 1980 to 1990. Mr. Drake is chairman of the board of directors of Hyperion Total Return Fund, Inc, Hyperion Strategic Mortgage Trust Income Fund, Inc., and a director of The Student Loan Corporation, which file reports pursuant to the Exchange Act. Mr. Drake is also a director of the Excelsior Funds, Parsons Brinckerhoff, Inc. and Crystal River Capital, Inc.

        Mark L. Heimbouch has served as our Director since March 2004 and as our Executive Vice President, Chief Financial Officer and Treasurer since July 2005. Mr. Heimbouch served as the Company's Senior Vice President, Chief Financial Officer and Treasurer from June 2004 to July 2005. From May 2003 to June 2004, Mr. Heimbouch served as the Company's Senior Vice President and Chief Financial Officer. From January 2003 to April, 2003, Mr. Heimbouch pursued private investment activities. From August 2000 to December 2002, Mr. Heimbouch served as Chief Financial Officer of Teranex Inc. From May 1999 to August 2000, he served as Chief Financial Officer of Duro Communications, Inc.

        Margaret Milner Richardson has served as our director since June 2004. Since June 2003, Ms. Richardson has been pursuing personal interests. From 1997 to 2003, Ms. Richardson was a partner at Ernst & Young LLP, where she was the National Director of IRS Practice and Procedure and an advisor to the Foreign Investment Advisory Council in Russia. From 1993 to 1997, Ms. Richardson was appointed by the President of the United States and confirmed by the Senate to be the Commissioner of the Internal Revenue Service. From 1977 to 1993, Ms. Richardson practiced law with Sutherland, Asbill and Brennan in Washington, D.C. Ms. Richardson was a member of the Internal Revenue Service Commissioner's Advisory Group from 1988 to 1990 and chaired the group in 1990. Ms. Richardson serves on the board of directors of Legg Mason, Inc., which files reports pursuant to the Exchange Act.

        Louis P. Salvatore has served as our director since June 2004. Since September 2002, Mr. Salvatore has been the representative of one of the four board members of Arthur Andersen LLP. From September 1992 to August 2002, Mr. Salvatore was the managing partner of Arthur Andersen's metropolitan New York offices, and from January 1998 to August 2002, he was the Northeast Region managing partner. From 1989 to January 2001, Mr. Salvatore was a member of the Andersen Worldwide S.C. Board of Partners and, from August 2000 to January 2001, he was Interim Managing Partner—Chief Executive Officer of Andersen Worldwide. Mr. Salvatore has worked for Arthur Andersen LLP for over 35 years.

        James C. Spira has served as our director since June 2004. Since October 2003, Mr. Spira has been chairman of Brulant, Inc., an information technology consulting firm in Northern Ohio. From July 2000 to July 2003, Mr. Spira was president and chief operating officer of American Greetings Corporation. From May 1999 to July 2000, Mr. Spira was chairman of AmericanGreetings.com. From July 1995 to May 1999, Mr. Spira was a managing partner of Diamond Cluster International, Inc., a global management consulting firm. Mr. Spira also serves on the boards of directors of Ciber Inc., which file reports pursuant to the Exchange Act, and several private companies.

Functions and Meetings of the Board of Directors

Statement on Corporate Governance

        Overview.    The Board of Directors has implemented corporate governance measures to substantiate the Board of Directors' capacity to oversee the Company and to serve the long-term interests of all stockholders. The Company's corporate governance guidelines, committee charters, codes of conduct and other documents setting forth the Company's corporate governance practices can be accessed in the "Investor Relations—Corporate Governance" section of the Company's website at www.jacksonhewitt.com or by writing to the Company at Jackson Hewitt Tax Service Inc., 7 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations. In addition, the Board has reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of SEC and the governance listing standards of the New York Stock Exchange ("NYSE") relating to corporate governance policies and procedures and determined that the Company is in compliance with all such standards.

        Director Independence.    At least two-thirds of the Board will be comprised of directors who meet the criteria for independence required by the NYSE, provided, that, less than two-thirds of the directors may be independent if such short-fall is the result of the death, resignation or retirement of an independent director ("Short-fall Period"). During any Short-fall Period, all future nominees to the Board, other than incumbent directors, will be independent. In July 2005, the Board undertook its annual review of Director independence pursuant to NYSE Rule 303A.02(a). During this review, the Board reviewed whether any transactions or relationships exist currently or during the past three years existed between each Director and the Company and its subsidiaries, affiliates and equity investors or independent auditors. The Board also examined whether there were any transactions or relationships between each Director and members of the senior management of the Company or their affiliates. As a result of this review, the Board affirmatively determined that two-thirds of the Directors were independent under the NYSE standards. Messrs. Lister and Heimbouch, who are employees of the Company, were not deemed independent.

        Presiding Director.    In August 2004, the Board of Directors created a new position of Presiding Director. The Presiding Director's primary responsibilities include presiding over periodic executive sessions of the non-management members of the Board of Directors, advising the Chairman of the Board and Committee chairs with respect to meeting agenda and information needs, providing advice with respect to the selection of Committee chairs and performing other duties that the Board may from time to time delegate to assist it in the fulfillment of its responsibilities. The non-management members of the Board of Directors have designated Margaret Milner Richardson to serve in this position until the Company's 2006 annual meeting of stockholders or until a successor is duly elected and qualified.

        Communicating with the Board of Directors.    Stockholders may send communications to the Company's Board of Directors or the Presiding Director by writing to the Board at Jackson Hewitt Tax Service Inc., 7 Sylvan Way, Parsippany, New Jersey 07054, Attention: Presiding Director, c/o the Corporate Secretary. The Presiding Director will review and distribute all stockholder communications received to the intended recipients and/or distribute to the full Board, as appropriate.

        Codes of Conduct.    The Board of Directors has adopted a code of conduct that applies to all officers and employees, including the Company's principal executive officer and principal financial officer, a code of conduct that applies to the Company's senior executive and financial officers, and a code of business conduct and ethics for Directors. All three codes of conduct are available at the "Investor Relations—Corporate Governance" section of the Company's website at www.jacksonhewitt.com, or by writing the Company at Jackson Hewitt Tax Service Inc., 7 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations. The purpose of these codes of conduct is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and Directors.

Board Meetings

        The Board of Directors held four meetings and acted by unanimous written consent on seven occasions during fiscal 2005. In fiscal 2005, all incumbent Directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served. Information regarding the Directors' required attendance at meetings of stockholders is set forth in the Board of Directors Corporate Governance Guidelines, which can be found at the "Investor Relations—Corporate Governance" section of the Company's website at www.jacksonhewitt.com.

Committees of the Board

  Audit Committee

        The Audit Committee is comprised of Messrs. Salvatore (Chairperson) and Spira and Ms. Richardson. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as the audits of the consolidated financial statements of the Company. See "Report of Audit Committee" below. The Board has determined that all members of the Audit Committee are independent Directors under the rules of the NYSE and that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board has determined that Mr. Salvatore qualifies as an "Audit Committee financial expert" as defined by the rules of the SEC, and, in addition to being independent under the rules of the NYSE, is independent within the meaning of applicable SEC rules. A copy of the Audit Committee charter is attached to this Proxy Statement as Annex A and also can be found at the "Investor Relations—Corporate Governance" section of the Company's website at www.jacksonhewitt.com, or may be obtained by contacting the Company's Corporate Secretary. The Audit Committee held six meetings in fiscal 2005.

  Compensation Committee

        The Compensation Committee is comprised of Messrs. Spira (Chairperson), Bridgeman and Drake. The Board of Directors has determined that each member of the Compensation Committee is an independent Director under the rules of the NYSE. The Compensation Committee administers the Company's equity compensation plans, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of the Company's officers and employees. A copy of the Compensation Committee charter can be found at the "Investor Relations—Corporate Governance" section of the Company's website at www.jacksonhewitt.com, or may be obtained by contacting the Company's Corporate Secretary. The Compensation Committee held five meetings in fiscal 2005.

  Corporate Governance Committee

        The Corporate Governance Committee is comprised of Ms. Richardson (Chairperson) and Messrs. Bridgeman and Drake. The Board of Directors has determined that each member of the Corporate Governance Committee qualifies as an independent Director under the rules of the NYSE. The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board appropriate Director nominee candidates and providing oversight with respect to corporate governance matters. A copy of the Corporate Governance Committee charter can be found in the "Investor Relations—Corporate Governance" section of the Company's website at www.jacksonhewitt.com, or may be obtained by contacting the Company's Corporate Secretary. The Corporate Governance Committee held four meetings in fiscal 2005.

        Director Nomination Procedures.    The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. It seeks to ensure that at least two-thirds of the Directors are independent under the rules of the NYSE; that all members of the Company's Audit Committee meet the independence and the financial literacy requirements under the rules of the NYSE, and that at least one of them qualifies as an "Audit Committee financial expert" under the rules of the SEC; and that all members of the Compensation Committee and the Corporate Governance Committee meet the independence requirements of the NYSE. Nominees for Director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

        The Corporate Governance Committee will consider written proposals from stockholders for nominees for Director. In considering candidates submitted by stockholders, the Corporate Governance

Committee will take into consideration the needs of the Board and the qualifications of the candidate. Any such nominations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary of the Company, and should include the following: (a) the name of the stockholder and evidence of the person's ownership of the Company's Common Stock, including the number of shares owned and the length of time of ownership; and (b) the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director of the Company and the person's consent to be named as a Director if selected by the Corporate Governance Committee and nominated by the Board. The written proposal should be submitted in the time frame described in the By-laws of the Company and under the caption "Stockholder Proposals for 2006 Annual Meeting" below.

        The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Corporate Governance Committee by reviewing the candidates' biographical information and qualification and checking the candidates' references. Qualified nominees are interviewed by at least one member of the Corporate Governance Committee. Using the input from such interview and other information obtained by them, the Corporate Governance Committee evaluates whether such prospective candidate is qualified to serve as a Director and whether the committee should recommend to the Board that the Board nominate this prospective candidate or elect such candidate to fill a vacancy on the Board. Candidates recommended by the Corporate Governance Committee are presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

        The Corporate Governance Committee expects that a similar evaluation process will be used to evaluate nominees for Directors recommended by stockholders. However, to date, the Company has not received any stockholder proposal to nominate a Director.

  Executive Committee

        The Executive Committee is comprised of Messrs. Lister (Chairman), Heimbouch and Salvatore (the "Executive Committee"). The Executive Committee has and may exercise all of the powers of the Board of Directors when the Board is not in session, including the power to authorize the issuance of stock, except that the Executive Committee has no power to (a) alter, amend or repeal the By-Laws or any resolution or resolutions of the Board of Directors, (b) declare any dividend or make any other distribution to the stockholders of the Company, (c) appoint any member of the Executive Committee, or (d) take any other action which legally may be taken only by the full Board of Directors. The Chairman of the Board will serve as Chairman of the Executive Committee. The Executive Committee held no meetings in fiscal 2005.

Director Compensation

        Effective with the Company's initial public offering in June 2004 (the "IPO"), the Board approved a Non-Employee Director compensation program, which is described below.

        The following sets forth the compensation payments payable to Non-Employee Directors in fiscal 2005:

	2005 Compensation $(1)(2)(3)
Annual Retainer	50,000
New Director Equity Grant	50,000	(4)
Board and Committee Meeting Attendance Fee	0
Audit Committee Chair	15,000
Audit Committee Member	12,500
Compensation Committee Chair	10,000
Compensation Committee Member	8,000
Corporate Governance Committee Chair	9,000
Corporate Governance Committee Member	7,000
Presiding Director Stipend	15,000

(1)
Members of the Company's Board of Directors who are also the Company's officers or employees do not receive compensation for serving as a director (other than travel-related expenses for meetings held outside of our headquarters).

(2)
The Annual Retainer, all committee membership stipends and the Presiding Director stipend are paid to the Company's non-employee directors in installments on a quarterly basis and except as noted below are paid 50% in cash and 50% in the form of restricted stock units relating to Common Stock. These units are issued pursuant to the Non-Employee Directors Deferred Compensation Plan, which allows the Company to issue restricted stock units to non-employee directors under the 2004 Equity and Incentive Plan (or a successor plan). Directors may elect to receive all or any part of the Annual Retainer and/or any stipends otherwise payable in cash in the form of restricted stock units. The number of restricted stock units so granted is determined by dividing the value of the compensation to be paid in the form of restricted stock units by the fair market value per share of Common Stock as of the date of grant. Each restricted stock unit entitles the holder to receive one share of Common Stock within 60 days immediately following such non-employee director's retirement or separation of service from the board for any reason. The non-employee directors may not sell or receive value from any restricted stock unit prior to such separation of service.

(3)
All compensation payments paid to directors in fiscal 2005 were prorated based on the directors' appointment to the Board in June 2004.

(4)
The number of restricted stock units granted equals $50,000 divided by the fair market value of Common Stock on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The information set forth on the following table is furnished as of July 31, 2005 as to those shares of the Company's Common Stock beneficially owned by (i) each stockholder who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of its Directors and each of its executive officers named in the Summary Compensation Table below, and (iii) all Directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership	Percent of Common Stock Owned
Principal Stockholders:
Ziff Asset Management(1)	3,572,000	9.68%
Neuberger Berman Inc.(2)	2,536,150	6.87%
Jana Partners LLC(3)	2,464,300	6.68%
Transamerica Investment Management, LLC(4)	2,074,921	5.62%
Scout Capital L.L.C.(5)	1,966,300	5.33%
Directors and Executive Officers(6)(7):
Michael D. Lister	423,226	1.12%
Steven L. Barnett	11,439	*
Ulysses L. Bridgeman, Jr.	6,209	*
Rodman L. Drake	7,440	*
Richard P. Enchura	24,281	*
Perb B. Fortner	34,698	*
Mark L. Heimbouch	23,804	*
Margaret Milner Richardson	6,183	*
Louis P. Salvatore	8,440	*
James C. Spira	9,909	*
Executive Officers and Directors as a group	555,629	1.47%

        (1)   Reflects beneficial ownership of 3,572,000 shares of Common Stock by Ziff Asset Management, L.P., PBK Holdings, Inc. and Philip B. Korsant (collectively, the "ZAM Group"), as derived solely from information reported in a Schedule 13G under the Exchange Act filed by the ZAM Group with the SEC on February 3, 2005. Such Schedule 13G indicates that the ZAM Group has sole voting power over no shares and shared voting power over 3,572,000 shares. The principal business address for the ZAM Group is 283 Greenwich Avenue, Greenwich, CT 06830. Information is based on the assumption that the ZAM Group holds 3,572,000 shares of Common Stock as of July 31, 2005.

        (2)   Reflects beneficial ownership of 2,536,150 shares of Common Stock by Neuberger Berman Inc. and its affiliated entities ("Neuberger"), as derived solely from information reported in a Schedule 13G under the Exchange Act filed by Neuberger with the SEC on February 16, 2005. Such Schedule 13G indicates that Neuberger has sole voting power over 892,250 shares and shared voting power over 2,536,150 shares. The principal business address for Neuberger is 605 Third Avenue, New York, NY 10158. Information is based on the assumption that Neuberger holds 2,536,150 shares of Common Stock as of July 31, 2005.

        (3)   Reflects beneficial ownership of 2,464,300 shares of Common Stock by JANA Partners LLC ("JANA"), as derived solely from information reported in a Schedule 13G under the Exchange Act filed by JANA with the SEC on January 31, 2005. Such Schedule 13G indicates that JANA has sole voting power over 2,464,300 shares. The principal business address for JANA is 201 Post Street, Suite 1000, San Francisco, CA 94108. Information is based on the assumption that JANA holds 2,464,300 shares of Common Stock as of July 31, 2005.

        (4)   Reflects beneficial ownership of 2,074,921 shares of Common Stock by Transamerica Investment Management, LLC ("Transamerica"), as derived solely from information reported in a Schedule 13G under the Exchange Act filed by Transamerica with the SEC on September 14, 2004. Such Schedule 13G indicates that Transamerica has sole voting power over no shares and shared voting power over 2,074,921 shares. The principal business address for Transamerica is 1150 S. Olive Street, Suite 2700, Los Angeles, CA 90015. Information is based on the assumption that Transamerica holds 2,074,921 shares of Common Stock as of July 31, 2005.

        (5)   Reflects beneficial ownership of 1,966,300 shares of Common Stock by Scout Capital L.L.C. and its affiliated entities ("Scout"), as derived solely from information reported in a Schedule 13G under the Exchange Act filed by Scout with the SEC on April 19, 2005. Such Schedule 13G indicates that Scout has sole voting power over no shares and shared voting power over 1,966,300 shares. The principal business address for Scout is 320 Park Avenue, 33rd Floor, New York, NY 10022. Information is based on the assumption that Scout holds 1,966,000 shares of Common Stock as of July 31, 2005.

        (6)   Shares beneficially owned by the named executive officers consist of shares of Common Stock and the following vested options to purchase shares of Common Stock: Mr. Lister, 389,281; Mr. Barnett, 11,349; Mr. Enchura, 12,895; Mr. Fortner, 22,312; and Mr. Heimbouch, 20,798.

        (8)   Shares beneficially owned by directors consist of shares of Common Stock and the following restricted stock units granted under the 2004 Equity and Incentive Plan: Mr. Bridgeman, 4,709; Mr. Drake, 6,440; Ms. Richardson, 5,683; Mr. Salvatore, 6,440; and Mr. Spira, 4,909. Each restricted stock unit is payable in one share of Common Stock within 60 days immediately following the date upon which the director's services as a member of the Board of Directors terminates for any reason.

        *      Shares beneficially owned by such officer or director comprise less than one percent (1%) of the Company's Common Stock.

EXECUTIVE OFFICERS

        The executive officers of the Company as of the date of this Proxy Statement are set forth in the table below. All executive officers are appointed at the Annual Meeting or interim meetings of the Board of Directors. Each executive officer is appointed by the Board to hold office until his or her successor is duly appointed and qualified.

Name	Age	Position
Michael D. Lister	51	Chairman of the Board of Directors, President and Chief Executive Officer
Mark L. Heimbouch	40	Executive Vice President, Chief Financial Officer, Treasurer and Director
Steven L. Barnett	40	Executive Vice President, General Counsel and Corporate Secretary

        Biographical information concerning the Executive Officers of the Company who also serve as Directors is set forth above under "Board of Directors—Biographical Information for Nominees and Continuing Directors." Biographical information concerning all other Executive Officers is set forth below.

        Steven L. Barnett has served as our Executive Vice President, General Counsel and Corporate Secretary since July 2005. From May 2004 to July 2005, Mr. Barnett served as the Company's Senior Vice President, General Counsel and Corporate Secretary. From May 2003 to May 2004, Mr. Barnett served as Executive Vice President, General Counsel and Secretary of Paragon Financial Corporation, a specialty mortgage finance company. Mr. Barnett was a consultant to Paragon Financial Corporation from December 2002 to April 2003. From September 2002 to November 2002, Mr. Barnett pursued personal interests. From June 2002 to August 2002, Mr. Barnett provided transitional consulting services to NRT Incorporated in connection with the sale of the company to Cendant Corporation. From April 1998 to May 2002, Mr. Barnett was Executive Vice President, General Counsel and Secretary of NRT Incorporated, the nation's largest residential real estate brokerage company.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth for the fiscal year ended April 30, 2005, and for calendar years 2004 and 2003 the annual, long-term and other compensation awarded to or earned by the Chief Executive Officer of the Company who served in such capacity during fiscal year ended April 30, 2005, and to each of the four highest paid executive officers of the Company who was serving as an executive officer of the Company as of April 30, 2005 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation
Name and Principal Positions	Year(1)	Salary		Bonus(2)		Other Annual Compensation(3)		Restricted Stock Unit Awards(4)		Securities Underlying Options for Common Stock	All Other Compensation(5)
Michael D. Lister, Chairman, Chief Executive Officer and President	2005 2004 2003	$ $ $	321,540 305,674 270,769	$ $ $	1,212,500 945,833 152,308		— — —	$	— — 400,007	514,073 514,073 —	$ $ $	54,158 47,128 23,414
Mark L. Heimbouch, Executive Vice President, Chief Financial Officer and Treasurer(6)	2005 2004 2003	$ $ $	238,461 215,288 112,404	$ $ $	325,819 255,812 97,706	$	— — 53,245	$	— — 49,995	83,195 83,195 —	$ $ $	22,602 17,638 3,164
Steven L. Barnett, Executive Vice President, General Counsel and Corporate Secretary(7)	2005 2004 2003	$ $	220,673 147,115 —	$ $	260,231 235,231 —		— — —		— — —	45,757 45,757 —	$ $	22,440 17,864 —
Perb B. Fortner, Executive Vice President, Franchise Operations(8)	2005 2004 2003	$ $ $	211,317 210,638 201,946	$ $ $	154,626 159,626 113,473		— — —	$	— — 225,005	100,023 100,023 —	$ $ $	13,101 13,048 18,440
Richard P. Enchura, Senior Vice President and President of Tax Services of America, Inc.	2005 2004 2003	$ $ $	208,908 208,782 201,946	$ $ $	104,800 69,867 121,520		— — —	$	— — 225,005	51,581 51,581 —	$ $ $	18,759 16,669 14,912

        (1)   The pay periods set forth in the table for each Named Executive Officer are for fiscal 2005 (May 1, 2004 through April 30, 2005) and calendar years 2004 and 2003. Prior to the Company's IPO, the Named Executive Officers were paid by Cendant Corporation, the Company's sole stockholder, whose fiscal year ended December 31. In connection with the IPO, the Company adopted a fiscal year ending April 30. Accordingly, the compensation reported with respect to calendar year 2004 and fiscal 2005 includes compensation that is reported twice because of the overlapping period of May 1, 2004 to December 31, 2004. See footnote 2 below for further information on allocation of bonuses for the respective years.

        (2)   Bonus amounts for fiscal 2005 and calendar 2004 periods for Messrs. Lister, Heimbouch, Barnett and Mr. Fortner include a pro-rata portion, or 75% of the performance bonus amounts earned for services performed during the 16 month period from January 2004 to April 2005, as the Company converted to a fiscal year ended April 30 effective May 1, 2004. The Company's previous bonus payout was for services performed ended December 31, 2003. The following are the performance bonuses earned for the 16 month period from January 2004 to April 2005: Mr. Lister: $550,000, Mr. Heimbouch: $256,638, Mr. Barnett: $230,975 and Mr. Fortner: $206,168. Discretionary bonus amounts earned in fiscal 2005 were as follows: Mr. Lister, $800,000 (includes the value of a grant of 12,703 shares of Common Stock, which was granted net of income tax withholdings); Mr. Heimbouch, $95,000; and Mr. Barnett, $75,000. Sign-on and other miscellaneous bonus amounts earned in fiscal 2005 were as follows: Mr. Heimbouch, $38,340; Mr. Barnett, $12,000. Discretionary bonus amounts earned in calendar 2004 equal 66.7% of the discretionary bonus amounts earned in fiscal 2005 (representing eight months in calendar 2004 from May to December 2004). Sign-on and other miscellaneous bonus amounts earned in calendar 2004 were as follows: Mr. Barnett, $12,000; Mr. Fortner, $5,000.

        (3)   Consists of the following compensation paid to Mr. Heimbouch in 2003: relocation benefits; group term life insurance premiums, long term disability premiums, executive car, and financial planning services. Of the total amount of other annual compensation reported for Mr. Heimbouch, $49,978 relates to relocation benefits.

        (4)   On April 22, 2003, Cendant Corporation granted respectively to each of Messrs. Lister, Enchura and Fortner 29,326, 16,496 and 16,496 restricted stock units relating to Cendant Corporation common stock. Under the Cendant Corporation plan then in effect, one-quarter of the restricted stock units were to vest on each of the first four anniversaries of the date of grant, subject to the named executive officer remaining continuously employed with Cendant Corporation through each such vesting date. Upon vesting, each restricted stock unit would have entitled the holder to receive one share of Cendant Corporation common stock. On July 16, 2003, Mr. Heimbouch was granted 2,723 Cendant Corporation restricted stock units in connection with the commencement of his employment with the Company. The value of the shares underlying the Cendant Corporation restricted stock units as of the date of grant are shown in the table above and reflect a per unit value of $13.64 for each of Messrs. Lister, Fortner and Enchura, and a per unit value of $18.36 for Mr. Heimbouch. In connection with the IPO, each holder of restricted stock units received a number of shares of common stock from the Company of equivalent value in exchange for the termination of the Cendant Corporation unvested restricted stock units.

        (5)   For fiscal 2005 and from the IPO in June 2004 to December 31, 2004, amounts consist of matching contributions to a non-qualified deferred compensation plan and the 401(k) plan sponsored and maintained by the Company, as well as term life insurance premiums paid by the Company on behalf of the Named Executive Officers. For 2003 and for January 1, 2004 through the IPO, amounts consist of matching contributions to a non-qualified deferred compensation plan and the 401(k) plan sponsored and maintained by Cendant Corporation, as well as term life insurance premiums paid by Cendant Corporation on behalf of the Named Executive Officers.

        (6)   Mr. Heimbouch commenced employment with the Company on May 1, 2003.

        (7)   Mr. Barnett commenced employment with the Company on May 10, 2004.

        (8)   Mr. Fortner retired from his position as the Company's Executive Vice President, Franchise Operations, on May 11, 2005. In connection with his retirement, Mr. Fortner entered into a Consulting Agreement with the Company pursuant to which he agreed to provide transitional services and work on special projects on behalf of the Company as an independent contractor through October 31, 2006. A summary of the terms of the Consulting Agreement is provided under Employment Contracts and Termination, Severance, Change of Control and Other Arrangements below.

Option Grants in Fiscal Year 2005

        The following table summarizes option grants during the fiscal year ended April 30, 2005 made to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR
INDIVIDUAL GRANTS

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
			% of Total Common Stock Options Granted to Employees in Last Fiscal Year
	Number of Securities Underlying Options Granted
Name				Exercise Price per Share	Expiration Date
						5%	10%
Michael D. Lister	104,584	(2)	5.07%	$12.87	09/27/2009	$951,714	$1,589,677
	55,778	(2)	2.70%	$15.85	01/13/2010	$359,210	$726,230
	34,861	(2)	1.69%	$14.54	07/17/2011	$329,436	$655,038
	18,594	(2)	0.90%	$9.22	10/18/2011	$280,212	$463,548
	133,867		6.49%	$13.66	01/22/2012	$1,465,844	$2,858,060
	166,389		8.07%	$17.00	06/25/2014	$1,780,362	$4,512,470
Mark L. Heimbouch	83,195		4.03%	$17.00	06/25/2014	$890,187	$2,256,248
Steven L. Barnett	45,757		2.22%	$17.00	06/25/2014	$489,600	$1,240,930
Richard P. Enchura	51,581		2.50%	$17.00	06/25/2014	$551,917	$1,398,877
Perb B. Fortner	33,467	(2)	1.62%	$13.66	01/22/2012	$366,464	$714,520
	66,556		3.23%	$17.00	06/25/2014	$712,149	$1,804,999

(1)
Applies to grants of options to purchase shares of Common Stock outstanding as of April 30, 2005.

(2)
Options to purchase shares of Common Stock granted in connection with termination and exchange of Cendant Corporation options.

Aggregated Option Exercises in Fiscal 2005 and Year-End Option Values

        The following table summarizes the exercise of Common Stock options by the Named Executive Officers during the fiscal year ended April 30, 2005 and the value of unexercised options held by such officers as of the end of such fiscal year:

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)			Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable		Unexercisable	Exercisable	Unexercisable
Michael D. Lister	—	—	347,684	(1)	166,389	$1,667,323	$236,272
Mark L. Heimbouch	—	—	—		83,195	—	$118,137
Steven L. Barnett	—	—	—		45,757	—	$64,975
Richard P. Enchura	—	—	—		51,581	—	$73,245
Perb B. Fortner	—	—	33,467	(1)	66,556	$159,303	$94,510

(1)
Vested options to purchase shares of Common Stock granted in connection with termination and exchange of Cendant Corporation options held by Messrs. Lister and Fortner.

Equity Compensation Plan Information

        The following table provides information about shares of Common Stock that may be issued upon the exercise of options and restricted stock units under all of the Company's existing equity compensation plans as of April 30, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units	Weighted-Average Exercise Price of Outstanding Options (Excludes Restricted Stock Units) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by Company stockholders(a)	1,973,319	$15.72	1,892,354

(a)
Includes options and other awards granted under the 2004 Equity and Incentive Plan and the Non-Employee Directors Deferred Compensation Plan. Each plan was approved by stockholders with respect to an initial allocation of shares. Stockholders are being solicited in this proxy to consider and approve the 2004 Equity and Incentive Plan, as previously approved by stockholders in April 2004, with respect to the shares of Common Stock that remain available for future awards under such plan.

Employment Contracts and Termination, Severance and Change of Control Arrangements

        Messrs. Lister and Heimbouch are each employed by the Company pursuant to a written agreement of employment dated as of June 25, 2004. In fiscal 2005, Mr. Lister's agreement provided him with an annual base salary equal to $330,000 and an annual target bonus opportunity, subject to attainment of performance goals, equal to no less than 100% of his earned base salary in the applicable year. Mr. Heimbouch's agreement provided him with an annual base salary equal to no less than $250,000 in fiscal 2005 and an annual target bonus opportunity, subject to attainment of performance goals, equal to 60% of his earned base salary in the applicable year.

        Each agreement provides that in the event the Company terminates the officer's employment, other than for cause or in the event the officer resigns under a constructive discharge (as defined in the employment agreements), the officer is entitled to a cash severance benefit of 200% of the sum of the officer's then current base salary plus target annual bonus (299% if the termination occurs within one year following a change in control of the Company). Such severance payment is subject to the officer executing a release of claims in the Company's favor.

        Each employment agreement also provides that if employment is terminated by the Company other than for cause or if the officer resigns under a constructive discharge, and if any payments or benefits that such officer receives with respect to his equity-based awards will be subject to the excise tax imposed on "excess parachute payments" under Section 4999 of the Internal Revenue Code, the Company is obligated to pay to such officer an additional "gross-up" payment such that such officer will be made whole with respect to those payments or benefits under such officer's equity-based awards.

        Additionally, each employment agreement contains important restrictive covenants intended to protect the Company's confidential information and limit each officer's ability to compete against the Company or solicit the Company's employees.

        The Compensation Committee has considered the advisability of using employment agreements and determined that under certain circumstances it is in the best interests of the Company and its stockholders insofar as, among other reasons, it allows the Company to achieve its desired goals of retaining the best possible executive talent and obtaining post-employment non-competition covenants from executive officers. During fiscal 2005, the Compensation Committee engaged an independent consultant to review the Company's use of employment agreements and to make recommendations regarding the continued use of employment agreements. The circumstances under which employment agreements are used are discussed further in the Compensation Committee Report on Executive Compensation below.

        Severance Agreements.    The Company has executed letter agreements with each of Messrs. Barnett and Enchura governing the terms of their severance. The terms of the severance letters provide that in the event such officer's employment is terminated by the Company without cause, then such officer will become entitled to a cash severance benefit of 100% of the such officer's then current base salary (200% if the termination occurs within one year following a change in control of the Company). The terms of severance for Messrs. Lister and Heimbouch are governed by their respective employment agreements as described above.

        Stock Options and Restricted Stock Units.    Generally, all stock options granted to each of the Named Executive Officers under any applicable stock plan of the Company will become fully and immediately vested and exercisable, and all restricted stock units will vest, upon the occurrence of a change of control transaction of the Company.

        Other Arrangements.    Mr. Fortner, the Company's former Executive Vice President, Franchise Operations, retired from the Company on May 11, 2005. Mr. Fortner did not receive any severance pay upon his retirement. In connection with his retirement, Mr. Fortner and the Company entered into a Consulting Agreement, dated as of May 11, 2005, pursuant to which he will provide transitional services to the Company and work on special projects in the area of franchise operations through October 31, 2006, for which he will receive compensation of $20,000 per month. The Consulting Agreement contains a non-competition clause pursuant to which Mr. Fortner has agreed that during the term of the agreement and for a period of six months after the term, he shall not directly or indirectly, as a principal officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity that is in competition with any of the businesses then engaged in by the Company, including operating a tax preparation business.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following compensation committee report on executive compensation and performance graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for administering the Company's executive compensation policies and programs. The Compensation Committee also reviews and approves the salaries, annual incentive bonuses of executive officers and certain other officers as well as all grants of long term incentive awards and equity-based compensation awards to all employees.

        Fiscal 2005 compensation levels for the Company's officers and other employees, including base salaries, bonus targets and long-term incentive awards, were established by the Company prior to its becoming a public company. In addition, the employment agreements with Messrs. Lister and Heimbouch and the severance agreements with Messrs. Barnett and Enchura were negotiated and entered prior to or in connection with the Company's IPO.

        Since its establishment in June 2004 in connection with the IPO, the Compensation Committee has evaluated and administered executive compensation in light of its policies and responsibilities under the Charter of the Compensation Committee (the "Compensation Charter") described in further detail below.

        Executive Officer Compensation Policy.    The Company's executive officer compensation policies include:

  •
  aligning the interests of executive officers with the long-term interests of stockholders;

  •
  providing highly-competitive levels of compensation which are, in large part, conditioned on the attainment of specified performance targets; and

  •
  attracting, motivating and retaining the highest level of executive talent for the benefit of stockholders.

        Committee Charter.    In connection with the IPO, the Board of Directors adopted the Compensation Charter. The Charter provides that the Compensation Committee must consist of directors who are independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as a Compensation Committee member, as well as independent as defined under various rules and regulations applicable to compensation committees. The Compensation Charter expressly provides that the Compensation Committee shall, among other things, evaluate its own performance on an annual basis.

        Access to Senior Management.    The members of the Compensation Committee have direct access to appropriate members of senior management, and this access is used for discussions regarding proposed compensation arrangements, plans and policies to assure that decisions regarding executive officer compensation are appropriate. The Compensation Committee believes that its direct access to senior management has improved its effectiveness and has led to the adoption of policies and initiatives which have increased the alignment of key employees and stockholders.

        Employment Agreements.    Messrs. Lister and Heimbouch are employed by the Company pursuant to written employment agreements that became effective as of the date of the Company's IPO. The Compensation Committee has considered the advisability of using employment agreements and determined that under certain circumstances it is in the best interests of the Company insofar as it permits the Company to achieve its desired goals of retaining the best possible executive talent and obtaining post employment non-competition covenants from executive officers. During fiscal year 2005, the Committee engaged a compensation consultant to review the Company's use of employment agreements. The employment agreements with Mr. Lister and Mr. Heimbouch are described more fully under "Employment Contracts and Termination, Severance and Change of Control Arrangements."

        Components of Executive Compensation.    The material elements of executive compensation arrangements include base salary, annual performance bonus and long-term equity incentive awards. Fiscal 2005 base salaries and bonus targets for the Named Executive Officers were determined by the Company pursuant to employment agreements or other arrangements entered into prior to or in connection with the Company's IPO.

        Base Salaries.    The Compensation Committee is responsible for determining the salary of the Chief Executive Officer and the other executive officers on an ongoing basis. Salaries paid to executive officers, other than the Chief Executive Officer, are also reviewed annually by the Chief Executive Officer and the Senior Vice President—Human Resources. The Compensation Committee and such officers assess salary levels based upon the nature of the position and the contribution, experience and tenure of the executive officer and based upon economic factors, peer company data and personal achievements. The salary levels of Messrs. Lister and Heimbouch are subject to the provisions of their respective employment agreements.

        Annual Bonus.    Messrs. Lister and Heimbouch are entitled to an annual performance bonus based upon the terms of their respective employment agreements, with bonus targets in fiscal 2005 equal to 100% for Mr. Lister and 60% for Mr. Heimbouch. Other Named Executive Officers are entitled to an annual performance bonus under the Company's annual bonus plan, with bonus targets based on a percentage of earned base salary. Such bonus payments are subject to the approval of the Compensation Committee and based upon the performance of the Company and/or the applicable business units being managed by the officer, as well as such other performance criteria determined by the Company in connection with its overall strategic plans. Performance is measured against pre-established performance goals and the officer's individual performance subjectively determined by the Chief Executive Officer. The Compensation Committee approved the payment of discretionary bonuses for fiscal 2005 to Messrs. Lister, Heimbouch and Barnett based on their performance during the year, including their contributions in leading the Company through its first year as a public company. Part of Mr. Lister's bonus was paid in the form of Common Stock to reinforce the alignment of interests between the Company's chief executive officer and its stockholders. The bonuses earned by the Named Executive Officers for fiscal 2005 are set forth in the "Summary Compensation Table."

        In fiscal 2005, the Compensation Committee and the Company performed market research and/or engaged compensation consultants to advise on market rates of compensation and bonus awards for similarly situated executive officers. The Compensation Committee considers such advice and surveys in connection with establishing bonuses for executive officers. The Compensation Committee considers such advice and surveys in connection with establishing salaries and bonuses for executive officers. In fiscal 2006, increases were made to the base salaries and bonuses of the Named Executive Officers based in part on such advice and surveys.

        Long Term Equity Incentive Awards.    The Compensation Committee administers the Company's equity plans. Grants made in fiscal 2005 to the Named Executive Officers, and all other officers and employees, consisted of the following awards:

  •
  In connection with the IPO, unrestricted Common Stock and options to purchase Common Stock were issued by the Company in exchange for long-term incentive awards of Cendant Corporation held by executives and employees prior to the IPO.

  •
  Annual grants of options to purchase shares of Common Stock were awarded to officers and employees of the Company.

        For fiscal 2006 and future years, eligibility for equity awards, the number of shares underlying each award and the terms and conditions of each award will be determined by the Compensation Committee after input from the Human Resources department, and senior executive officers. In fiscal 2005, the Compensation Committee and the Company performed market research and/or engaged compensation consultants to gain a deeper understanding of competition in the relevant labor markets to assure that the grants are competitive and provide appropriate incentive and retention value.

        Additional information with respect to equity grants in fiscal 2005 to the Named Executive Officers is set forth in the "Summary Compensation Table."

        Chief Executive Officer Compensation.    The compensation earned by Mr. Lister in fiscal 2005, which is disclosed in the Summary Compensation Table, was based upon the levels set forth in the existing employment agreement between Mr. Lister and the Company. A portion of Mr. Lister's annual bonus, which is disclosed in the Summary Compensation Table, was determined based on a formula set forth in his employment agreement. Mr. Lister was also awarded a discretionary bonus, as noted above, which was approved by the Compensation Committee. Adjustments were made to Mr. Lister's compensation in fiscal 2006.

        Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1.0 million per executive (the "$1.0 million cap"). The $1.0 million cap does not apply to "performance-based" compensation as defined under Section 162(m). We believe that upon ratification by our stockholders the 2004 Equity and Incentive Plan will qualify as a "performance-based" plan that is not subject to the $1.0 million cap. The other compensation paid to the Company's executive officers is not expected to exceed the $1.0 million cap for any one executive officer.

COMPENSATION COMMITTEE

James C. Spira, Chairman
Ulysses L. Bridgeman, Jr.
Rodman L. Drake

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of Messrs. Spira (Chairman), Bridgeman and Drake, none of whom were officers or employees of the Company or any of the Company's subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of the SEC's Regulation S-K during fiscal 2005 or before.

Performance Graph

        The following graph assumes $100 invested on June 22, 2004, the date of the Company's IPO, and compares (a) the percentage change in the Company's cumulative total stockholder return on the Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment, during the period commencing June 22, 2004, and ending on April 30, 2005, and (B) the difference between the Company's share price at the end and the beginning of the periods presented by (ii) the share price at the beginning of the periods presented) with (b) (i) the Russell 3000® Index and (ii) the Standard & Poor's Diversified Commercial Services Index.

COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*

AMONG JACKSON HEWITT TAX SERVICE INC., THE RUSSELL 3000® INDEX
AND S&P DIVERSIFIED CONSUMER SERVICES

*
$100 invested on 6/22/04 in stock or index–including reinvestment of dividends. Fiscal year ending April 30. The return data for each month is reported as of the last calendar day of such month except for the first return reported in June 2004, which reflects the initial investment on June 22, 2004.

	Cumulative Total Return
	6/04	6/04	7/04	8/04	9/04	10/04	11/04	12/04	1/05	2/05	3/05	4/05
JACKSON HEWITT TAX SERVICE INC.	100.00	101.45	100.87	112.17	117.66	122.14	125.57	147.28	129.95	121.15	122.44	107.81
RUSSELL 3000	100.00	100.88	97.06	97.46	98.96	100.59	105.26	109.01	106.11	108.45	106.61	104.30
S&P DIVERSIFIED CONSUMER SERVICES	100.00	95.73	93.33	88.78	86.19	79.49	89.84	91.58	89.27	89.22	87.87	85.94

REPORT OF AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent auditors' qualifications and independence, (iii) the performance of the Company's independent auditors and the Company's internal audit function and (iv) the Company's compliance with legal and regulatory requirements.

        In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

        In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required from the independent auditors by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended April 30, 2005 for filing with the SEC. The Committee and the Board also have recommended, subject to stockholder ratification, the selection of the Company's independent auditors for fiscal 2006.

AUDIT COMMITTEE

Louis P. Salvatore, Chairman
Margaret Milner Richardson
James C. Spira

PROPOSALS TO BE VOTED ON AT MEETING

ELECTION OF DIRECTORS
PROPOSAL NO. 1

        The Board of Directors has nominated Messrs. Bridgeman and Drake to be elected at the Meeting to serve as Directors in Class I for a three-year term ending at the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Both nominees are currently Directors of the Company. The terms of Messrs. Heimbouch and Spira expire at the Company's Annual Meeting of Stockholders to be held in 2006. The terms of Messrs. Lister, Richardson and Salvatore expire at the Company's Annual Meeting of Stockholders to be held in 2007. For certain information regarding each nominee and continuing Directors, see "Board of Directors—Biographical Information for Nominees and Continuing Directors" above.

        Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Meeting, any nominee should become unavailable to serve, the shares of Common Stock represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of Directors in accordance with the Company's Amended and Restated Certificate of Incorporation and By-Laws.

        Directors shall be elected by the affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote in the election of Directors. Pursuant to applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

        Under applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE AS A DIRECTOR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED "FOR" THE ELECTION OF THE TWO NOMINEES LISTED ABOVE.

APPROVAL OF THE 2004 EQUITY AND INCENTIVE PLAN
PROPOSAL NO. 2

Purpose of Submission to Stockholders

        The Jackson Hewitt Tax Service Inc. 2004 Equity and Incentive Plan (the "Plan") is being submitted to the Company's stockholders in order that compensation paid pursuant to cash- or equity-based awards granted under the Plan after September 20, 2005, the date of the Annual Meeting, may qualify as "performance based" compensation within the meaning of Section 162(m) of the Code, as more fully described below. If the Plan is not approved by the Company's stockholders, no further awards will be made under the Plan and the Company will develop other means of providing incentive compensation in a manner that maintains the Company's ability to attract and retain talented directors, executives and other employees.

        The Plan was adopted by the Board on April 16, 2004 and was approved by Cendant Corporation, the Company's then sole stockholder. An aggregate of 4,000,000 shares of Common Stock was reserved for issuance under the Plan. As of July 31, 2005, 2,850,694 shares of Common Stock were subject to awards under the Plan. These currently outstanding awards and the shares subject to these awards are not the subject of this Proposal No. 3.

        As of July 31, 2005, 1,149,306 shares of Common Stock remain available for future grants of awards under the Plan. It is anticipated that these shares, as well as any shares subject to currently outstanding awards under the Plan that become available for re-grant under the Plan due to the forfeiture or other cancellation of such outstanding awards (see the first paragraph under "Equity Incentive Program", below) may be made subject to awards under the Plan in the future. In addition, the Company intends to grant cash-based incentives in the future under its Cash Incentive Programs (see below, "Cash Incentive Programs"). In order that compensation paid pursuant to the grant, exercise or other payment or settlement of these future awards qualify as performance based compensation under Section 162(m), the Company is seeking stockholder approval of the Plan.

        Following is a summary of the material terms of the Plan. The text of the Plan is set forth in Annex B to this Proxy Statement, and the description of the Plan set forth herein is qualified in its entirety by reference to the text of the Plan.

General

        The Plan provides for the grant of annual cash bonuses and long-term cash awards, as well as equity-based awards, including restricted stock, restricted stock units, stock options, stock appreciation rights and other equity-based awards to the Company's directors, officers and other employees, advisors and consultants who are selected by the Compensation Committee for participation in the Plan. The Plan also provides for the deferral of officer and director compensation. Unless earlier terminated by the Board of Directors, the Plan expires on the tenth anniversary of the date of its adoption. Termination of the Plan is not intended to adversely affect any award that is then outstanding without the award holder's consent. The Board of Directors may amend the Plan at any time. Plan amendments are not intended to adversely affect any award that is then outstanding without the award holder's consent, and we must obtain stockholder approval of a Plan amendment if stockholder approval is required to comply with any applicable law, regulation or stock exchange rule. The Company estimates that as of July 31, 2005, there were approximately 357 employees who were eligible to be selected for participation in the Plan.

Administration

        The Plan is administered under the oversight of the Compensation Committee, which has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards. The Compensation Committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the Plan and any awards granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Where the vesting or payment of an award under the Plan is subject to the attainment of performance goals, the Compensation Committee is responsible for determining that the performance goals have been attained. Neither the Compensation Committee nor the Board of Directors has the authority under the Plan to reprice, or to cancel and re-grant, any stock option granted under the Plan, or to take any action that would lower the exercise, base or purchase price of any award granted under the Plan without first obtaining the approval of stockholders.

Cash Incentive Programs

        The Plan provides for the grant of annual and long-term cash awards to Plan participants selected by the Compensation Committee. The maximum value of the total cash payment that any Plan participant may receive under the Plan's annual cash incentive program for any year is $1.0 million, and the maximum value of the total payment that any Plan participant may receive with respect to each performance period under the Plan's long-term cash incentive program is $1.0 million for each year covered by the performance period. Payment of awards granted under the cash incentive programs may be made subject to the attainment of performance goals to be determined by the Compensation Committee in its discretion. The Compensation Committee may base performance goals on one or more of the following criteria, determined in accordance with generally accepted accounting principles in the United States, where applicable:

  •
  pre-tax income or after-tax income;

  •
  earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

  •
  net income excluding amortization or impairment of intangible assets, or goodwill;

  •
  earnings or book value per share (basic or diluted);

  •
  return on assets (gross or net), return on investment, return on capital, or return on equity;

  •
  return on revenues;

  •
  cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

  •
  economic value created;

  •
  operating margin or profit margin;

  •
  stock price or total stockholder return;

  •
  earnings from continuing operations;

  •
  cost targets, reductions and savings, productivity and efficiencies;

  •
  franchise sales targets; and

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions.

        The performance goals may be expressed in terms of attaining a specified level of the particular criterion, an increase or decrease in the particular criterion or a comparison of achievement against a peer group of companies, and may be applied to us or one of the Company's subsidiaries or divisions or strategic business units. The Compensation Committee has the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events, in response to changes in laws or regulations or to account for extraordinary or unusual events.

        No payment may be made under either of the cash incentive programs under the Plan prior to determination by the Compensation Committee that the applicable performance goals have been attained.

Equity Incentive Program

        Shares issued under the Plan may be authorized but unissued shares or treasury shares. If any shares subject to an award granted under the Plan are forfeited, cancelled, exchanged or surrendered, if an award terminates or expires without a distribution of shares or if shares of stock are surrendered or withheld as payment of either the exercise price of an award or surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, those shares of Common Stock will again be available for awards under the 2004 Equity and Incentive Plan. Under the 2004 Equity and Incentive Plan, no more than 400,000 shares of Common Stock may be made subject to stock options or stock appreciation rights to a single individual in any year, and no more than 200,000 shares of Common Stock may be made subject to stock-based awards other than stock options or stock appreciation rights (including restricted stock and restricted stock units) to a single individual in any year. In the event that the Compensation Committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange, affects Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Plan participants, then the Compensation Committee will make those adjustments as it deems necessary or appropriate to any or all of:

  •
  the number and kind of shares or other property that may thereafter be issued in connection with future awards;

  •
  the number and kind of shares or other property that may be issued under outstanding awards;

  •
  the exercise price or purchase price of any outstanding award; and/or

  •
  the performance goals applicable to outstanding awards.

        The Compensation Committee determines all of the terms and conditions of equity-based awards under the Plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals. The performance goals that may be applied to awards under the equity incentive program under the Plan are the same as those discussed above under "—Cash Incentive Programs."

        The terms and conditions of stock options and stock appreciation rights granted under the Plan are determined by the Compensation Committee and set forth in an agreement. Stock options granted under the Plan may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, or non-qualified stock options. A stock appreciation right confers on the participant the right to receive an amount, in cash or shares of Common Stock (in the discretion of the Compensation Committee), equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the stock appreciation right, and may be granted alone or in tandem with another award. The exercise price of an option or stock appreciation right granted under the Plan will not be less than the fair market value of Common Stock on the date of grant. The grant price of a stock appreciation right granted in tandem with a stock option will be the same as the stock option to which the stock appreciation relates. The vesting of a stock option or stock appreciation right are subject to such conditions as the Compensation Committee may determine, which may include the attainment of performance goals.

        The terms and conditions of awards of restricted stock and restricted stock units granted under the Plan are determined by the Compensation Committee and set forth in an award agreement. A restricted stock unit confers on the participant the right to receive a share of Common Stock or its equivalent value in cash, in the discretion of the Compensation Committee. These awards will be subject to restrictions on transferability which may lapse under those circumstances that the Compensation Committee determines, which may include the attainment of performance goals. The Compensation Committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards.

        The Plan also provides for other equity-based awards, the form and terms of which are determined by the Compensation Committee consistent with the purposes of the Plan. The vesting or payment of one of these awards may be made subject to the attainment of performance goals.

        The Plan provides that, unless otherwise determined by the Compensation Committee, in the event of a change in control (as defined in the Plan), all awards granted under the Plan will become fully vested and/or exercisable, and any performance conditions will be deemed to be fully achieved.

        Because the Compensation Committee determines in its discretion to whom and in what amounts awards will be granted under the Plan, the amount of awards that will be granted under the Plan in the future is not determinable at this time. The following table sets forth certain information with respect to (i) fiscal 2005 grants of options to purchase Common Stock and restricted stock units, and (ii) the aggregate annual bonuses earned with respect to fiscal 2005 by the executive officers as a group, non-employee directors as a group and by those non-executive employees who were participants in the Plan during fiscal 2005. Bonuses earned by the Named Executive Officers under the Plan with respect to fiscal 2005 are also set forth in the Summary Compensation Table.

Name and Position	Number of Shares Subject to Options Granted During Fiscal 2005	Number of Restricted Stock Units Granted During Fiscal 2005(1)	Fiscal 2005 Annual Bonus
Michael D. Lister	514,073	—	$1,212,500	(2)
Mark L. Heimbouch	83,195	—	$325,819
Steven L. Barnett	45,757	—	$260,231
Richard Enchura	51,581	—	$104,800
Perb B. Fortner	100,023	—	$154,626
Executive Officers, as a group (5 individuals)	794,629	—	$2,057,976
Non-Employee Directors, as a group (5 individuals)(3)	—	25,636	—
Non-Executive Employees, as a group (approximately 340 individuals)	1,268,134	—	$6,321,926

(1)
Restricted stock units represent deferred stock units issued to such individuals pursuant to the Non-Employee Directors Deferred Compensation Plan.

(2)
Includes the value of a grant of 12,703 shares of Common Stock, which was granted net of income tax withholdings.

(3)
The closing price of the Common Stock as of July 31, 2005 was $25.31. The ultimate value of restricted stock units will depend on the market value of the underlying shares on the date of exercise or settlement of the award.

        In accordance with Item 10 of Regulation 14A under the Exchange Act, the following is a brief discussion of certain federal income tax effects on the issuer and recipient with respect to the grant and exercise of stock options granted under the Plan. Reference is made to the Code for a complete statement of all relevant federal tax provisions.

Non-Qualified Stock Options

        A participant generally will not be taxed upon the grant of a non-qualified stock option. Rather, at the time of exercise of the non-qualified stock option (or at the time of a disqualifying disposition (as defined below) of shares acquired upon exercise of an incentive stock option), the option holder will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value on the exercise date of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the option holder recognizes as ordinary income.

        If shares acquired upon exercise of a non-qualified stock option are later sold or exchanged (or if shares acquired upon exercise of an incentive stock option are disposed of in a disqualifying disposition), then the difference between the amount received upon such sale, exchange or disposition and the fair market value of such stock on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the holder) depending upon the length of time such shares were held by the holder.

Incentive Stock Options

        A participant will not be taxed upon the grant of an incentive stock option. Exercise of an incentive stock option will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the incentive stock option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an incentive stock option will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an incentive stock option will be determined in accordance with the rules applicable to non-qualified stock options.

        If stock acquired pursuant to the timely exercise of an incentive stock option is later disposed of, and if the stock is a capital asset of the holder, the holder will, except as noted below, recognize short-term or long-term capital gain or loss (depending upon the length of time such shares were held by the holder) equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the incentive stock option or the sale of such stock by the participant.

        If, however, stock acquired pursuant to the exercise of an incentive stock option is disposed of by the holder prior to the expiration of two years from the date of grant of the incentive stock option or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), the tax consequences will be determined in accordance with the rules applicable to non-qualified stock option. The amount by which the fair market value of the Common Stock on the exercise date of an incentive stock option exceeds the option price will generally be an item of tax preference for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

Exercise with Shares

        Based upon a published ruling of the Internal Revenue Service, a participant who pays the exercise price upon exercise of an non-qualified stock option, in whole or in part, by delivering shares of the Company's Common Stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for non-qualified stock options. With respect to shares acquired upon exercise equal in number to the shares surrendered, the basis per share will be equal to the basis per share of the shares surrendered, and the holding period for capital gains purposes will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

        The Treasury Department has issued regulations that provide for the following rules with respect to the exercise of an incentive stock option by surrender of the previously owned shares of Company stock: If the shares surrendered in payment of the exercise price of an incentive stock option are "statutory option stock" (including stock acquired pursuant to the exercise of an incentive stock option) and if, at the date of surrender, the applicable holding period for such shares has not been met, such surrender will constitute a "disqualifying disposition" and any gain realized on such transfer will be taxable to the participant, as discussed above. Otherwise, when shares of the Company's stock are surrendered upon exercise of an incentive stock option, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) a number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered, and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of exercise. If any of the shares received are disposed of within two years of the date of grant of the incentive stock option or within one year after the exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

        Pursuant to applicable Delaware law, approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Abstentions will be counted and will have the same effect as a vote against this proposal, and broker non-votes, if any, will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

RATIFICATION OF APPOINTMENT OF AUDITORS
PROPOSAL NO. 3

        Deloitte & Touche LLP has been appointed by the Board of Directors as the auditors for the Company's financial statements for fiscal 2006. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of stockholders.

        Principal Accounting Firm Fees.    Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates ("Deloitte") for the year ended April 30, 2005(1) consisted of:

        Audit Fees.    The aggregate fees billed for the audit of the Company's annual consolidated financial statements for the fiscal year ended April 30, 2005 and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and for other attest services primarily related to financial accounting consultations, comfort letters and consents related to SEC and other registration statements, regulatory and statutory audits and agreed-upon procedures were $288,300.

        The Company's Audit Committee is responsible for appointing the Company's independent auditor and approving the terms of the independent auditor's services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor, as described below.

        All services performed by the independent auditor in fiscal 2005 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its August 19, 2004 meeting. This policy describes the permitted audit, audit-related, tax and other services that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services anticipated to be performed by the independent auditor in the ensuing fiscal year be presented to the Audit Committee for approval.

        Any additional requests for audit, audit-related, tax and other services must be approved by the Audit Committee to the extent any single related service exceeds $50,000. The authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.

        As needed, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the original Service List and the forecast of remaining services and fees for the fiscal year.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by Deloitte during fiscal 2005 under such provision.

        Although stockholder action on this matter is not required, the appointment of Deloitte is being recommended to the stockholders for ratification. If the stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain that firm.

        Pursuant to applicable Delaware law, the ratification of the appointment of auditors of the Company requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Abstentions will be counted and will have the same effect as a vote against this proposal, and broker non-votes, if any, will have no effect on the vote for this proposal.

(1)
Billing information is provided only for fiscal 2005 because prior to the IPO Deloitte billed Cendant Corporation directly for any services provided to Cendant Corporation and its affiliates, which included the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, Directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2005.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Such stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2006 annual meeting of stockholders if they are received by the Company on or before May 23, 2006. Any proposal should be directed to the attention of the Corporate Secretary, Jackson Hewitt Tax Service Inc., 7 Sylvan Way, Parsippany, New Jersey 07054. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company's by-laws. In order for a proposal to be "timely" under the Company's by-laws, it must be received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, a proposal by the stockholders to be timely must be received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

ADDITIONAL INFORMATION

        Stockholders with Multiple Accounts.    The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

        If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Jackson Hewitt Tax Service Inc., 7 Sylvan Way, Parsippany, New Jersey 07054, Attention: Corporate Secretary.

        Solicitation of Proxies.    The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone, fax, Internet or email by Directors, officers and employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Common Stock. The Company has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $6,500, plus reimbursement for out-of-pocket expenses. Such fee will be paid by the Company.

        Electronic Access to Proxy Statement and Annual Report.    This Proxy Statement and our 2005 Annual Report may be viewed online at www.jacksonhewitt.com

        By Order of the Board of Directors

STEVEN L. BARNETT

Corporate Secretary

Dated: August 22, 2005

ANNEX A

AUDIT COMMITTEE CHARTER

I.     Purpose of Audit Committee

        The purpose of the Audit Committee shall be (a) to assist the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent auditors' qualifications and independence, (iii) the performance of the Company's independent auditors and the Company's internal audit function and (iv) the Company's compliance with legal and regulatory requirements, and (b) to prepare a report for inclusion in the Company's annual proxy statement, in accordance with applicable law, regulations and listing standards.

II.    Composition of Audit Committee

        The Audit Committee shall consist of not less than three members. Each member of the Audit Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee and shall satisfy the independence and expertise requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 (the "Act") as appropriate, including the rules and regulations promulgated by the Securities and Exchange Commission (SEC). To ensure that each Audit Committee member can devote the appropriate time to his/her oversight role, each member is limited to serving simultaneously on the audit committees of no more than three public companies.

        Vacancies on the Audit Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. The members of the Audit Committee may be removed by a majority vote of the Board.

III.  Authority and Responsibilities of Audit Committee

        The following are the responsibilities of the Audit Committee:

        A.    Independent Auditors

  •
  Appoint, approve compensation to and oversee the work performed by the independent auditors for the purpose of preparing or issuing an audit report.

  •
  Adopt and ensure compliance with a pre-approval policy with respect to services provided by the independent auditor.

  •
  The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

  •
  Review and, in its sole discretion, approve in advance the services and terms of all audit and, as provided in the Act, all permitted non-audit services and relationships between the Company and the independent auditors. Approval of audit and permitted non-audit services may also be made by one or more members of the Audit Committee as shall be designated by the Audit Committee/the chairperson of the Audit Committee and the person(s) granting such approval shall report such approval to the Audit Committee at the next scheduled meeting.

  •
  At least annually, obtain and review a report by the independent auditors describing all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, any required peer review, any inquiry or investigation by governmental or professional authorities, within the five preceding years, respecting one or more independent audits carried out by the firm, and the internal quality control report of the independent auditors.

  •
  Discuss the foregoing report by the independent auditors to the extent it discloses any material issues, relationships or services that may impact the performance, objectivity or independence of the independent auditors, including the matters required to be discussed by Statement on Auditing Standards No. 61, and take, or recommend that the full board take, appropriate actions to oversee the independence of the outside auditor.

  •
  Evaluate with the assistance of the Company's management, the qualifications, performance and independence of the independent auditors, including the lead partner of the independent auditors and, if so determined by the Audit Committee, terminate the Company's engagement of the independent auditors.

        The Audit Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditor to the Board.

        B.    Financial Reporting and Accounting Policies

  •
  Review the annual audited and quarterly financial statements with the Company's management, its Disclosure Committee and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certification as required by the Act.

  •
  Review any significant reporting issues and judgments made in connection with the Company's financial statements.

  •
  Review major issues regarding the Company's significant accounting principles, financial statement presentations and any changes thereto and the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies. Consider the impact of acceptable alternative accounting principles that are communicated by the independent auditor, internal auditors or the Company's management.

  •
  Review the effect of regulatory and accounting initiatives, as well as offbalance sheet structures, on the financial statements of the Company.

  •
  Make a recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

        C.    Audit Process of the Independent Auditors

  •
  Meet with the independent auditors prior to it commencing the audit to review the scope (i.e. nature of work performed by entity), planning and staffing of the audit.

  •
  Discuss with the independent auditors its required disclosure outlined by Generally Accepted Auditing Standards relating to the conduct of the audit, including consideration of the quality of the Company's accounting principles as applied in its financial reporting.

  •
  Review with the independent auditors any problems or difficulties and management's response; review the independent auditor's attestation and report on management's internal control report, from the time that such reports are prepared; and hold timely discussions with the independent auditors regarding the following:

  •
  All critical accounting policies and practices;

    •
    All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

    •
    Other material written communications between the independent auditors and management including, but not limited to, the management letter and schedule of unadjusted differences.

        D.    Internal Audit Function

  •
  Review and advise on the appointment and replacement of the head of the Company's internal Corporate Audit Staff, the adequacy and qualifications of the internal Corporate Audit Staff and the responsibilities and budget of the Company's internal audit function.

  •
  Review, periodically, with the independent auditors, the budget, staffing and responsibilities of the internal audit function.

  •
  Review any significant reports or summaries thereof to the Company's management prepared by the internal Corporate Audit Staff and the responses of the Company's management.

  •
  Review and evaluate with the Company's management, internal Corporate Audit Staff and the independent auditors the adequacy of internal controls that could significantly affect the Company's financial statements.

        E.    Legal Matters

  •
  Review with the Company's General Counsel and management legal matters that may have a material impact on the Company's financial statements, its Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  •
  Recommend, review and update periodically a Code of Business Conduct and Ethics and ensure that management has established a system to enforce this Code. Ensure that the Code is in compliance with all applicable law, rules and regulations.

  •
  Review management's monitoring of the Company's compliance with the organization's Code of Business Conduct and Ethics, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports, and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

        F.    Evaluation

  •
  On an annual basis, the Audit Committee shall evaluate its performance relative to the Audit Committee's purpose, duties and responsibilities, as described by this Charter. A discussion of these findings shall take place at least annually at the first meeting of the Audit Committee.

  •
  The Audit Committee shall review and assess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

        G.    Other Matters

  •
  Establish clear hiring policies, compliant with governing laws or regulations for employees or former employees of the independent auditors.

  •
  Discuss the Company's earnings press releases, including review of "proforma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. This review may be done generally through a discussion of the types of information to be disclosed and type of presentations to be made, and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

  •
  Discuss the Company's policies with respect to risk assessment and risk management, including the Company's major financial accounting and risk exposures and the steps management has undertaken to control them.

  •
  Submit the Audit Committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

  •
  Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

  •
  Establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

IV.    Meetings of the Audit Committee

        The Audit Committee shall meet at least four times per year, or more frequently as circumstances require.

        The Audit Committee shall report regularly to the Board regarding the execution of its duties and responsibilities, at a minimum, after each scheduled meeting of the Audit Committee, and shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Board of Directors of the Company.

        The members of the Audit Committee shall select a chair who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. A majority of the members of the Audit Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        Periodically, the Audit Committee shall meet with the Company's management, members of the Company's internal Corporate Audit Staff and with the independent auditor in separate sessions.

V.     Resources of the Audit Committee

        The Audit Committee shall have the authority, following notice to the Chairman of the Board to retain and compensate legal, accounting or other advisors to advise the Audit Committee and assist it in fulfilling its duties and responsibilities. The Audit Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee.

VI.   Other

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of the Company's management and the independent auditor.

ANNEX B

JACKSON HEWITT TAX SERVICE INC.

2004 EQUITY AND INCENTIVE PLAN

JACKSON HEWITT TAX SERVICE INC.

2004 EQUITY AND INCENTIVE PLAN

  1.    Purpose; Types of Awards; Construction.

        The purposes of the Jackson Hewitt Tax Service Inc. 2004 Equity and Incentive Plan (the "Plan") are to afford an incentive to non-employee directors, selected officers and other employees, advisors and consultants of Jackson Hewitt Tax Service Inc. (the "Company"), or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers, employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company's business. The Plan provides for the grant of Options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements.

  2.    Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)   "Annual Incentive Program" means the program described in Section 6(c) hereof.

          (b)   "Award" means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

          (c)   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Cendant" means Cendant Corporation, a Delaware corporation.

          (f)    "Cendant Award" shall have the meaning set forth in Section 6(b)(v).

          (g)   "Change in Control" means a change in control of the Company, which will be deemed to have occurred if:

            (i)    any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

            (ii)   the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the

    Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

            (iii)  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

            (iv)  the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (x) a Public Offering or (y) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

          (i)    "Committee" means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code.

          (j)    "Company" means Jackson Hewitt Tax Services Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

          (k)   "Conversion Option" means an NQSO granted under Section 6(b)(v).

          (l)    "Conversion Stock" means an Award of Stock granted under Section 6(b)(v).

          (m)  "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

          (n)   "Effective Date" means April 21, 2004, the date that the Plan was originally adopted by the Board.

          (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

          (p)   "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the mean between the highest and lowest reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

          (q)   "Grantee" means a person who, as a non-employee director, officer or other employee of the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.

          (r)   "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

          (s)   "Long Term Incentive Program" means the program described in Section 6(b) hereof.

          (t)    "Non-Employee Director" means any director of the Company who is not also employed by the Company or any of its Subsidiaries.

          (u)   "NQSO" means any Option that is not designated as an ISO.

          (v)   "Option" means a right, granted to a Grantee under Section 6(b)(i) or 6(b)(v), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

          (w)  "Other Cash-Based Award" means cash awarded under the Annual Incentive Program or the Long Term Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

          (x)   "Other Stock-Based Award" means a right or other interest granted to a Grantee under the Annual Incentive Program or the Long Term Incentive Program that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

          (y)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z)   "Performance Goals" means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles where applicable: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; (xiii) franchise sales targets; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a Parent or Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

          (aa) "Plan" means this Hewitt Jackson Tax Services Inc. 2004 Equity and Incentive Plan, as amended from time to time.

          (bb) "Plan Year" means a calendar year.

          (cc) "Public Offering" means an offering of securities of the Company that is registered with the Securities and Exchange Commission.

          (dd) "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

          (ee) "Restricted Stock Unit" or "RSU" means a right granted to a Grantee under Section 6(b)(iv) or 6(b)(v) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

          (ff)  "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

          (gg) "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

          (hh) "Stock" means shares of the common stock, par value $0.01 per share, of the Company.

          (ii)   "Stock Appreciation Right" or "SAR" means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

          (jj)   "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

  3.    Administration.

        The Plan shall be administered by the Board or by such Committee that the Board may appoint for this purpose. If a Committee is appointed to administer the Plan, all references herein to the "Committee" shall be references to such Committee. If no Committee is appointed by the Board to administer the Plan, all references herein to the "Committee" shall be references to the Board. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company's stockholders.

        The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Parent or Subsidiary of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

        No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

  4.    Eligibility.

        Awards may be granted to selected non-employee directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

  5.    Stock Subject to the Plan.

        The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 4,000,000, including all shares to be issued pursuant to Conversion Options or Conversion Stock, subject to adjustment as provided herein. No more than 400,000 shares of Stock may be made subject to Options (other than Conversion Options) or SARs to a single individual in a single Plan Year, subject to adjustment as provided herein, and no more than 200,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units (but other than Conversion Stock) or Other Stock-Based Awards denominated in shares of Stock) to a single individual in a single Plan Year, in either case, subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

        In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards.

  6.    Specific Terms of Awards.

          (a)   General.    The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, vesting, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (b)   Long Term Incentive Program.    Under the Long Term Incentive Program, the Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Except as otherwise set forth herein or as may be determined by the Committee, each Award granted under the Long Term Incentive Program shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

            (i)    Options.    The Committee is authorized to grant Options to Grantees on the following terms and conditions:

              (A)  Type of Award.    The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

              (B)  Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, subject to Section 6(b)(v), in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a "broker cashless exercise" procedure approved by the Committee (to the extent permitted by law), or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

              (C)  Term and Exercisability of Options.    The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

              (D)  Termination of Employment.    An Option may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such Option.

              (E)  Other Provisions.    Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

            (ii)   SARs.    The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

              (A)    In General.    Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of a SAR may be made in cash, Stock, or property as specified in the Award or determined by the Committee.

              (B)    Right Conferred.    A SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

              (C)    Term and Exercisability of SARs.    The date on which the Committee adopts a resolution expressly granting a SAR shall be considered the day on which such SAR is granted. SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. A SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

              (D)    Termination of Employment.    A SAR may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of the SAR, in the event of specified terminations of employment or service, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related Award).

              (E) Other Provisions.    SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law.

            (iii)  Restricted Stock.    The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

              (A)    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

              (B)    Forfeiture.    Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

              (C)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

              (D)    Dividends.    Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

            (iv)    Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

              (A)    Award and Restrictions.    Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals.

              (B)    Forfeiture.    Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

              (C)    Director Deferred Compensation Awards.    The Company shall issue RSUs pursuant to this Section 6(b)(iv)(C) for the purpose of fulfilling the Company's obligations under its Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan"); provided, that certain terms and conditions of the grant and payment of such RSUs set forth in the Deferred Compensation Plan (and only to the extent set forth in such plan) shall supercede the terms generally applicable to RSUs granted under the Plan. RSUs granted under this paragraph need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Deferred Compensation Plan.

              (D)    Non-Employee Director Compensatory Awards.    The Company shall issue RSUs payable only in Stock (unless the Committee determines otherwise) pursuant to this Section 6(b)(iv)(D) for the purpose of fulfilling the Company's obligation to compensate each Non-Employee Director, in part, in the form of RSUs. Such RSUs shall be awarded at such times as the Company shall otherwise pay to Non-Employee Directors their annual retainer fees, as well as such other fees, stipends and payments determined by the Committee to be subject to such Non-Employee Director compensation policy (each such award date, a "Fee Payment Date"). The Company shall keep a separate book account in the name of each Non-Employee Director. The number of RSUs to be credited to each Non-Employee Director's account as of each Fee Payment Date shall be calculated by dividing (1) fifty percent (50%) of the total retainer or fee otherwise to be paid to such Non-Employee Director on such Fee Payment Date by (2) the Fair Market Value of a share of Stock as of such Deferral Date. The Restricted Stock Units so credited shall be immediately vested and non-forfeitable and shall become payable within 60 days immediately following the date upon which such Director's service as a member of the Board terminates for any reason.

            (v)    Converted Cendant Awards.    The Committee is authorized to grant Options and Stock awards (such Options and Stock awards, "Conversion Options" and Conversion Stock," respectively) in consideration of the cancellation by Cendant of certain stock options and restricted stock unit awards previously granted to Participants by Cendant (such Cendant awards, the "Cendant Awards"). Notwithstanding any other provision of the Plan to the contrary, and in any event in accordance with a formula for the conversion of Cendant Awards determined by the Board in its sole discretion, (i) the number of shares to be subject to a Conversion Option or Conversion Stock shall be determined by the Committee and (ii) the per share exercise price of a Conversion Option shall be determined by the Committee and may be less than the Fair Market Value of a share of Stock on the date of grant.

            (vi)  Other Stock- or Cash-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Performance periods under this Section 6(b)(vi) may overlap. The maximum value of the aggregate payment that any Grantee may receive pursuant to this Section 6(b)(vi) in respect of any Plan Year is $1 million. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

        (c)   Annual Incentive Program. The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Grantees will be selected by the Committee with respect to participation for a Plan Year. The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any Plan Year is $1 million. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals relating to Awards hereunder have been attained. The Committee may establish such other rules applicable to the Annual Incentive Program to the extent not inconsistent with Section 162(m) of the Code.

        7.     Change in Control Provisions.

        Unless otherwise determined by the Committee and evidenced in an Award Agreement, in the event of a Change of Control:

          (a)   any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

          (b)   the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

        8.     General Provisions.

        (a)    Nontransferability.    Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

        (b)    No Right to Continued Employment, etc.    Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or to continue as a director of, or to continue to provide services to, the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Grantee's employment, or director or independent contractor relationship.

        (c)    Taxes.    The Company or any Parent or Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have a portion of the shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

        (d)   Stockholder Approval; Amendment and Termination.

          (i)    The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith.

          (ii)   The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan.

        (e)    Expiration of Plan.    Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted.

        (f)    Deferrals.    The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan.

        (g)    No Rights to Awards; No Stockholder Rights.    No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

        (h)    Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

        (i)    No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (j)    Regulations and Other Approvals.

          (i)    The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          (ii)   Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

          (iii)  In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

          (iv)  The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or "lock-up" agreement in such form as the Committee shall determine is necessary or desirable to further the Company's interests.

        (k)    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

JACKSON HEWITT TAX SERVICE INC.

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.

        Whether or not you plan to attend the Annual Meeting of Stockholders, you can ensure your shares are represented at the Meeting by promptly completing, signing and returning your proxy (attached below) to Bank of New York in the enclosed postage-paid envelope. We urge you to return your proxy as soon as possible. Thank you for your attention to this important matter.

ADMISSION TICKET

JACKSON HEWITT TAX SERVICE INC.

2005 Annual Meeting of Stockholders

Tuesday, September 20, 2005
10:00 a.m., local time

The Hanover Marriott
1401 Route 10 East
Whippany, NJ 07981

NON-TRANSFERABLE	NON-TRANSFERABLE

JACKSON HEWITT TAX SERVICE INC.

Proxy Solicited by the Board of Directors for the Annual Meeting
of Stockholders to be held on September 20, 2005

        The undersigned stockholder of Jackson Hewitt Tax Service Inc. ("Jackson Hewitt") hereby appoints Michael D. Lister, Mark L. Heimbouch and Steven L. Barnett, and each of them individually, with full power of substitution, attorneys and proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Jackson Hewitt ("Common Stock") which the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at The Hanover Marriott located at 1401 Route 10 East, Whippany, NJ 07981 on Tuesday, September 20, 2005, at 10:00 a.m., local time, and at any adjournments or postponements of such meeting, for the following purposes, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated August 22, 2005, and the accompanying Proxy Statement. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS FOR THE NAMED NOMINEES AND FOR PROPOSALS 2 AND 3.

(Continued and to be signed on reverse side. Please mark, sign, date and return this proxy using the enclosed envelope.)

YOUR VOTE IS IMPORTANT You can view the Annual Report and Proxy Statement on the internet at www.jacksonhewitt.com	JACKSON HEWITT TAX SERVICE INC. P.O. BOX 11109 NEW YORK, N.Y. 10203-0109
See Reverse Side

☐	v DETACH PROXY CARD HERE v

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope	☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS OF JACKSON HEWITT RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE AS A DIRECTOR.				THE BOARD OF DIRECTORS OF JACKSON HEWITT RECOMMENDS A VOTE FOR PROPOSAL 2.
						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	To approve the Jackson Hewitt 2004 Equity and Incentive Plan.	☐	☐	☐
FOR all nominees listed except as indicated	☐	WITHHOLD AUTHORITY to vote for all nominees	☐	THE BOARD OF DIRECTORS OF JACKSON HEWITT RECOMMENDS A VOTE FOR PROPOSAL 3.
Nominees: 01 Ulysses L. Bridgeman, Jr. and 02 Rodman L. Drake For all nominees, except vote withheld from the following				3.	To ratify and approve the appointment of Deloitte & Touche LLP as the Company's Independent Auditors for the fiscal year ending April 30, 2006.	☐	☐	☐
					I Plan to attend the Meeting			☐

					SCAN LINE

Please sign exactly as name appears. If signing for trusts, estates or corporations, capacity or title should be stated. If shares are owned jointly, both owners should sign. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Date	Share Owner sign here	Co-Owner sign here

QuickLinks

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS to be held on September 20, 2005
Table of Contents
Annual Meeting of Stockholders to be held on Tuesday, September 20, 2005
BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR INDIVIDUAL GRANTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE
REPORT OF AUDIT COMMITTEE
AUDIT COMMITTEE
ELECTION OF DIRECTORS PROPOSAL NO. 1
APPROVAL OF THE 2004 EQUITY AND INCENTIVE PLAN PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF AUDITORS PROPOSAL NO. 3
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
ADDITIONAL INFORMATION
AUDIT COMMITTEE CHARTER
JACKSON HEWITT TAX SERVICE INC. 2004 EQUITY AND INCENTIVE PLAN
JACKSON HEWITT TAX SERVICE INC. 2004 EQUITY AND INCENTIVE PLAN